As filed with the Securities and Exchange Commission on May 17, 2013

Registration No. 333-113274

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0074499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

43455 Business Park Drive

Temecula, California 92590

(951) 699-6991

(Address including zip code, and telephone number, including area code, of principal executive offices)

Stock Option Plan 2

(Full title of the plans)

Thomas E. Hornish

President and Chief Executive Officer

43455 Business Park Drive

Temecula, California 92590

(951) 699-6991

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Catherine C. Lee

Executive Vice President, General Counsel and

Corporate Secretary

43455 Business Park Drive

Temecula, California 92590

(951) 699-6991

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Outdoor Channel Holdings, Inc., a Delaware corporation (the “Company”): File No. 333-113274, pertaining to the registration of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), for sale under the Company’s Stock Option Plan 2.

On May 17, 2013, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2013, as amended May 2, 2013 and May 8, 2013, by and among the Company, Kroenke Sports & Entertainment LLC, a Delaware limited liability company (“KSE”), and KSE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of KSE (“Merger Sub”), Merger Sub merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of KSE (the “Merger”).

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on May17, 2013.

OUTDOOR CHANNEL HOLDINGS, INC.

By:	/s/ Thomas D. Allen
Thomas D. Allen
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas E. Hornish Thomas E. Hornish	President and Chief Executive Officer; Director (Principal Executive Officer)	May 17, 2013

/s/ Thomas D. Allen Thomas D. Allen	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2013

/s/ E. Stanley Kroenke E. Stanley Kroenke	Director	May 17, 2013

/s/ James A. Martin James A. Martin	Director	May 17, 2013

/s/ Bruce Glazer Bruce Glazer	Director	May 17, 2013